Exhibit 10.2

Geneva Roth Remark Holdings, Inc.

April 19, 2022

Email: rick@rivuletfilms.com
mw@rivuletfilms.com

RIVULET MEDIA INC.

1206 East Warner Road, Suite 101-I

Gilbert, Arizona 85296

Attn:	Rick Gean, Interim Chief Financial Officer Michael Witherill, President

RE:       GENEVA ROTH REMARK HOLDINGS, INC. – Convertible Promissory

Ladies and Gentlemen:

As we discussed with respect to the settlement agreement (the “Agreement”) with respect to three (3) Convertible Promissory Notes of RIVULET MEDIA INC. (the “Company”) in favor of Geneva Roth Remark Holdings Inc. (“Geneva”) dated July 8, 2021, August 2, 2021 and September 7, 2021, respectively (collectively, the "Notes"), Geneva hereby agrees to amend the terms of the Agreement and settle the balance of the Notes in full pursuant to the following terms:

A)       Geneva agrees to accept $80,000.00 (“Prepayment”) in full payment of the Notes; provided that, the Prepayment is received by Geneva by wire transfer prior to 4pm EST, Friday, April 22, 2022 (the “Deadline”).

B)       If the Prepayment is not received prior to the Deadline, Geneva agrees to accept $100,000.00 in full payment of the Notes which shall be paid to Geneva four (4) weekly payments (each an “Installment Payment”); the initial three (3) payments in the amount of $30,000.00 each; and the final payment in the amount of $10,000.00. The first payment shall be due April 22, 2022 with the next weekly payment to Geneva on the following Friday and another payment each Friday thereafter until paid in full. The Company shall have the right to prepay the balance of the Notes in full, at any time, with no prepayment penalty. All payments shall be made timely and by bank wire transfer. Provided that each Installment Payment is timely received by Geneva, no further interest or fees shall accrue on the balance of the Notes.

If any payment shall not be timely made, this settlement offer shall terminate ab initio; and Geneva may pursue any of its remedies available to it pursuant to the terms of the Notes including conversion into common stock.

Wire (or ACH) instructions are as follows:

Please include legal name or DBA in memo section identifying the merchant.

Bank Name:	***
Bank Address:	***
Routing Number:	***
Beneficiary Account Number:	***
Beneficiary:	***
Mailing Address:	***

Kindly confirm your agreement to the foregoing settlement terms by countersigning below and returning a countersigned copy of this letter. Thanks.

Geneva Roth Remark Holdings Inc.

/s/ Curt Kramer

Curt Kramer
President

Acknowledged and Agreed:
RIVULET MEDIA INC.

By: /s/ Rick Gean

Rick Gean

Interim Chief Financial Officer